UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 26, 2015

EASTSIDE DISTILLING, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54959	20-3937596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1805 SE Martin Luther King Jr Blvd. 97214
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (971) 888-4264

______________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Officer

Effective February 26, 2015, Lenny Gotter resigned as Chief Operating Officer and Secretary. Mr. Gotter will continue to serve as a director and will continue to provide services to us in his role as a Founder of the Company.

Appointment of Officer

Effective February 27, 2015, the board of directors appointed Martin Kunkel as our Secretary to fill the vacancy created by Mr. Gotter’s resignation. Mr. Kunkel currently serves as our Chief Marketing Officer and as a director. A description of Mr. Kunkel’s professional experience was presented in our Current Report on Form 8-K dated January 13, 2015 and filed with the SEC on January 21, 2015 and is incorporated herein by reference. In addition, Mr. Kunkel’s compensation arrangement with us was reported in our Current Report on Form 8-K dated February 6, 2015 and filed with the SEC on February 10, 2015 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

EASTSIDE DISTILLING, INC.

(Registrant)
By:	/s/ Steven Earles
Steven Earles President and Chief Executive Officer

Date:  March 3, 2015